Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Beth Coronelli

312-564-6052

bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp Announces First Quarter 2011 Earnings Schedule

CHICAGO, March 28, 2011 – PrivateBancorp, Inc. (NASDAQ: PVTB) will hold its first quarter earnings conference call on April 26, 2011, at 11 a.m. ET (10 a.m. CT). The call will be available at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and will be webcast live via the “First Quarter 2011 Earnings Conference Call” link on the investor relations page of the PrivateBancorp Internet site at www.theprivatebank.com.

The company plans to release its first quarter 2011 earnings prior to the opening of trading on April 26, 2011. The earnings release also will be posted on the company’s website. An archived replay of the call will be available on the PrivateBancorp website beginning approximately two hours after the call ends.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of December 31, 2010, the company had 34 offices in 10 states and $12.5 billion in assets. The company’s website is www.theprivatebank.com.